EXHIBIT 21
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                         Subsidiaries of the Registrant
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NAME                                                          STATE OF ORGANIZATION
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
407664 British Columbia Ltd.                                  British Columbia, Canada
A to Z Enterprises, Inc.                                      Delaware
A-2 Wrecker Service, Inc.                                     Delaware
A-Excellence Towing Co.                                       Delaware
Ackerman Wrecker Service, Inc.                                Delaware
All American Towing Services, Inc.                            Delaware
Allied Gardens Towing, Inc.                                   Delaware
Allied Towing and Recovery, Inc.                              Delaware
Altamonte Towing, Inc.                                        Delaware
Anderson Towing Service, Inc.                                 Delaware
APACO, Inc.                                                   Delaware
Apple Towing Co., Inc.                                        Delaware
Arrow Wrecker Service, Inc.                                   Delaware
B&B Associated Industries, Inc.                               Delaware
B-G Towing, Inc.                                              Delaware
Bear Transportation, Inc.                                     Delaware
Beaty Towing & Recovery, Inc.                                 Delaware
Bert's Towing Recovery Corporation                            Delaware
Bill Gerlock Towing Co.                                       Oregon
Bob's Auto Service, Inc.                                      Delaware
Bob Bolin Services, Inc.                                      Delaware
Bob Vincent and Sons Wrecker Service, Inc.                    Kentucky
Boniface Engineering, Ltd.                                    Great Britain
Boulevard & Trumbull Towing, Inc.                             Delaware
Brewer's, Inc.                                                Delaware
Bryrich Corporation                                           Delaware
C&L Towing Services, Inc.                                     Delaware
Cal West Towing, Inc.                                         Delaware
Canadian Towing Equipment Inc.                                Ontario, Canada
Casson Investment Corporation                                 Missouri
Cedar Bluff 24 Hour Towing, Inc.                              Delaware
Century Holdings, Inc.                                        Tennessee
Century Wrecker (Canada), Ltd.                                Ontario, Canada
Chad's, Inc.                                                  Delaware
Champion Carrier Corporation                                  Delaware
Chevron, Inc.                                                 Pennsylvania
Chicago Metro Services, Inc.                                  Illinois
Clarence Cornish Automotive Service, Inc.                     Delaware
Cleveland Vehicle Detention Center, Inc.                      Delaware
Coleman's Towing & Recovery, Inc.                             Delaware
Competition Wheelift, Inc.                                    Delaware
D.A. Haneline, Inc.                                           Delaware
Dallas Vehicle Recovery, Inc.                                 Delaware
Dick's Towing & Road Service, Inc.                            Delaware
Dollar Enterprises, Inc.                                      Delaware
Don's Towing, Inc.                                            Delaware
Dun-Rite Towing Inc.                                          Delaware
DuRu Inc.                                                     Delaware
E&G Towing, Inc.                                              Michigan
E.B.T., Inc.                                                  Delaware
Export Enterprises, Inc.                                      Delaware
F.G. Russell Truck Equipment Ltd.                             British Columbia, Canada
Gary's Towing & Salvage Pool, Inc.                            Delaware
Golden West Towing Equipment Inc.                             Delaware
Good Mechanic Auto Co. of Richfield, Inc.                     Delaware
Great America Towing, Inc.                                    Delaware
Greg's Towing, Inc.                                           Delaware
H&H Towing Enterprises, Inc.                                  Delaware
H.M.R. Enterprises, Inc.                                      Maryland
Hall's Towing Service, Inc.                                   Delaware
Hendrickson Towing, Inc.                                      Delaware
Interstate Towing & Recovery, Inc.                            Delaware
Javion & Sam's 24 Hour Towing, Inc.                           Michigan
Jenkins Wrecker Service, Inc.                                 Delaware
Jennings Enterprises, Inc.                                    Delaware
Jige International                                            France
Kauff's of Ft. Pierce, Inc.                                   Florida
Kauff's of Miami, Inc.                                        Florida
Kauff's of Palm Beach, Inc.                                   Florida
Kauff's, Inc.                                                 Delaware
Ken's Towing, Inc.                                            Delaware
King Automotive & Industrial Equipment, Inc.                  Delaware
Lance Wrecker Service, Inc.                                   Delaware
Lazer Tow Services, Inc.                                      Delaware
Levesque's Auto Service, Inc.                                 Delaware
Lewis Wrecker Service, Inc.                                   Delaware
Lincoln Towing Enterprises, Inc.                              Delaware
M&M Towing and Recovery, Inc.                                 Delaware
Maejo, Inc.                                                   Delaware
Mel's Acquisition Corp.                                       Delaware
Merl's Towing Service, Inc.                                   Delaware
Mid-America Wrecker & Equipment Sales, Inc.
     of Colorado                                              Delaware
Mike's Wrecker Service, Inc.                                  Delaware
Miller Financial Services Group, Inc.                         Tennessee
Miller Industries Distributing, Inc.                          Delaware
Miller Industries International, Inc.                         Tennessee
Miller/Greeneville, Inc.                                      Tennessee
Moore's Service & Towing, Inc.                                Delaware
Moore's Towing Service, Inc.                                  Delaware
Mosteller's Garage, Inc.                                      Delaware
Murphy's Towing, Inc.                                         Delaware
Official Towing, Inc.                                         Delaware
O'Hare Truck Service, Inc.                                    Delaware
Pete's A Towing, Inc.                                         Delaware
Pipes Enterprises, Inc.                                       Delaware
Pro-Tow, Inc.                                                 Delaware
Pullen's Truck Center, Inc.                                   Delaware
Purpose, Inc.                                                 Delaware
Randy's High Country Towing, Inc.                             Delaware
RAR Enterprises, Inc.                                         Delaware
Ray's Towing, Inc.                                            Delaware
Ray Harris, Inc.                                              Delaware
Retriever Towing, Inc.                                        Oregon
RMA Acquisition Corp.                                         Delaware
Road Butler, Inc.                                             Delaware
Road One Employee Services, Inc.                              Delaware
Road One Insurance Services, Inc.                             Delaware
Road One Service, Inc.                                        Delaware
Road One, Inc.                                                Delaware
Ronny Miller Wrecker Service, Inc.                            Delaware
RRIC Acquisition Corp.                                        Delaware
Sakstrup Towing, Inc.                                         Delaware
Sandy's Auto & Truck Service, Inc.                            Delaware
Sonoma Circuits, Inc.                                         Delaware
Southern Wrecker Center, Inc.                                 Delaware
Southern Wrecker Sales, Inc.                                  Delaware
Southwest Transport, Inc.                                     Florida
Speed's Automotive, Inc.                                      Oregon
Speed's Rentals, Inc.                                         Oregon
Sroga's Automotive Services, Inc.                             Delaware
Suburban Wrecker Service, Inc.                                Delaware
Team Towing & Recovery, Inc.                                  Illinois
Ted's of Fayville, Inc.                                       Delaware
Texas Towing Corporation                                      Delaware
Thompson's Wrecker Service, Inc.                              Delaware
Tow Pro Custom Towing & Hauling, Inc.                         Delaware
Treasure Coast Towing, Inc.                                   Delaware
Treasure Coast Towing of Martin County, Inc.                  Florida
Tuck Sales & Salvage Co., Inc.                                Delaware
Vrchota Corporation                                           Delaware
Vulcan Equipment Company, Inc.                                Mississippi
Vulcan International (Delaware), Inc.                         Delaware
Walker Towing, Inc.                                           Delaware
Wes's Service Incorporated                                    Delaware
Western Towing; McClure/Early Enterprises, Inc.               Delaware
Whitey's Towing, Inc.                                         Delaware
Wiltse Towing, Inc.                                           Delaware
Zebra Towing, Inc.                                            Delaware
Zehner Towing & Recovery, Inc.                                Delaware
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